EXHIBIT 99.1

PRESS RELEASE

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates, Inc.
Leslie J. Browne, Ph.D.	Anne Marie Fields
President & Chief Executive Officer	afields@lhai.com
(732) 296-8400	(212) 838-3777

SENESCO TECHNOLOGIES REPORTS FISCAL YEAR 2010 FINANCIAL RESULTS

NEW BRUNSWICK, N.J. (September 29, 2010) – Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE Amex: SNT) reported financial results for the 12 months ended June 30, 2010 (“Fiscal 2010”).

Fiscal Fourth Quarter Highlights

•
In May, Senesco announced that Leslie J. Browne, Ph.D., an accomplished executive in biopharmaceutical drug development and clinical research, had been named President and Chief Executive Officer of the Company, effective as of May 25, 2010.  Dr. Browne succeeded Jack van Hulst, who had served as Senesco’s CEO since November 2009 and remains a Director of the Company.

•
Also in May, preclinical results for the Company’s lead drug candidate SNS01-T were presented at the American Society of Gene and Cell Therapy (ASGCT) Annual Meeting, which demonstrated that the Company has resolved earlier scale-up constraints and now has the ability to produce larger batches of SNS01-T.

"Fiscal 2010 was a transformational year for Senesco as the Company made advances in a number of areas critical to building a sustainable biopharmaceutical company.  During Fiscal 2010, the Company significantly simplified and strengthened its capital structure and raised over $10 million to fund the ongoing clinical development of our proprietary gene regulatory platform.  In addition, earlier scale-up constraints were resolved, giving us the ability to produce larger batches of our therapeutic candidate. This is particularly important as it gives us confidence that we can produce a reliable supply of SNS01-T for our planned Phase Ib/2a study in multiple myeloma patients,” stated Leslie J. Browne, Ph.D., President and Chief Executive Officer of Senesco.  “I am delighted to have joined Senesco at this exciting cross-road and look forward to advancing the Company’s potentially ground-breaking therapeutic approach to treating cancer into clinical development.”

“We are pleased to report that our toxicology studies are near completion and we remain on track to submit our Investigational New Drug Application with the U.S. Food and Drug Administration by December 31, 2010 to begin a Phase 1a/2b study with SNS01-T to treat multiple myeloma.  We expect to be treating patients in the first half of 2011,” added Dr. Browne.

Full Year Financial Results

Revenue for Fiscal 2010 was $140,000 compared with $275,000 for the 12 months ended June 30, 2009 (“Fiscal 2009”).  Revenue for both periods consisted of milestone payments in connection with certain agricultural license agreements.

Research and development expenses for Fiscal 2010 were $2,637,407 compared with $2,353,962 for Fiscal 2009. The increase was primarily due to higher costs incurred in connection with the Company’s development of SNS01-T for multiple myeloma and the cost of the research performed at the University of Waterloo due to the weakening of the U.S. dollar versus the Canadian dollar.

General and administrative expenses were $2,349,116 for Fiscal 2010 compared with $2,205,739 for Fiscal 2009. The increase was primarily due to an increase in professional fees and other general and administrative expenses, which was partially offset by a decrease in payroll and benefits.

The loss applicable to common shares for Fiscal 2010 was $19,623,027 or $0.67 per share on 29,112,976 weighted-average common shares outstanding, compared with a net loss for Fiscal 2009 of $5,726,869, or $0.30 per share, on 18,888,142 weighted-average common shares outstanding. The higher net loss in Fiscal 2010 was primarily the result of amortization of debt discount and financing costs, which was partially offset by a change in the fair value of a warrant liability.

As of June 30, 2010, Senesco had cash and cash equivalents of $8,026,296, compared with cash, cash equivalents and short-term investments of $1,430,569 as of June 30, 2009.  The Company believes that its cash resources are sufficient to fund the current business plan for at least the next 12 months.

About Senesco Technologies, Inc.

Senesco Technologies is leveraging proprietary technology that regulates programmed cell death, or apoptosis.  Accelerating apoptosis may have application in treating cancer, while delaying apoptosis may have application in certain inflammatory and ischemic diseases.  The Company is preparing to initiate a human clinical trial in multiple myeloma with its lead therapeutic candidate SNS01-T. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE/AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC").  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

-Tables to Follow-

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2010	2009
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,026,296	$380,569
Short-term investments	-	1,050,000
Prepaid research supplies and expenses	1,304,795	1,161,348
Total Current Assets	9,331,091	2,591,917

Equipment, furniture and fixtures, net	4,554	5,986
Deferred financing costs, net of accumulated amortization of $592,308 as of June 30, 2009	-	632,324
Intangibles, net	4,568,895	3,884,999
Deferred income tax assets, net	-	-
Security deposit	7,187	7,187
TOTAL ASSETS	$13,911,727	$7,122,413

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$557,420	$976,680
Accrued expenses	576,857	355,937
Line of credit	2,194,844	-
Total Current Liabilities	3,329,121	1,332,617

Warrant liabilities ($490,438 to related parties)	2,493,794	-
Convertible notes, net of discount of $9,448,783 as of June 30, 2009	-	6,217
Grant payable	99,728	99,728
Deferred rent	8,060	16,017
TOTAL LIABILITIES	5,930,703	1,454,579

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 8,035 shares outstanding	80	-
(liquidation preference of $8,235,875 at June 30, 2010)
Series B 1,200 shares issued and outstanding	12	-
(liquidation preference of $1,210,000 at June 30, 2010)
Common stock, $0.01 par value, authorized 250,000,000 shares,
issued and outstanding 50,092,204 and 19,812,043, respectively	500,922	198,120
Capital in excess of par	58,321,169	41,419,613
Deficit accumulated during the development stage	(50,841,159)	(35,949,899)
Total Stockholders' Equity	7,981,024	5,667,834
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,911,727	$7,122,413

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended June 30,
	2010	2009

Revenue	$140,000	$275,000

Operating expenses
General and administrative	2,349,116	2,205,739
Research and development	2,637,407	2,353,962
Total operating expenses	4,986,523	4,559,701

Loss from operations	(4,846,523)	(4,284,701)

Other non-operating income (expense)

Fair value – warrant liability	2,516,661	-

Loss on extinguishment of debt	(361,877)	-

Amortization of debt discount and finance costs	(10,081,107)	(478,000)

Interest expense – convertible notes	(586,532)	(1,007,244)

Interest (expense) income - net	(24,135)	43,076

Net loss	(13,383,513)	(5,726,869)

Preferred dividends including beneficial conversion
Feature of $5,330,039	(6,239,514)	-

Loss applicable to common shares	$(19,623,027)	$(5,726,869)

Basic and diluted net loss per common share	$(0.67)	$(0.30)

Basic and diluted weighted-average number
of common shares outstanding	29,112,976	18,888,142

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